Exhibit 10.1

ACQUISITION AND EXCHANGE AGREEMENT

This Acquisition and Exchange Agreement (“Agreement”) is made on this 1st day of January, 2009, by and between Bulova Technologies Group, Inc. (“BLVT”), a Florida corporation and Stephen L. Gurba and John Stanton (collectively, “Shareholders”), individually.

BLVT desires to acquire all of the shares of stock of 3Si Holdings, Inc., a Florida corporation (“3Si”), which are issued and outstanding in exchange for shares of stock of BLVT and the shareholders of 3Si wish to accept the BLVT shares in exchange for their 3Si shares, all upon the terms and conditions set forth herein.

1. ACQUISITION OF 3Si

1.1 Acquisition Price

BLVT has agreed and shall deliver at the closing of this Agreement ( the “Closing”) 40,000,000 shares of restricted common stock of BLVT. The stock delivered by BLVT shall be divided pro rata among the shareholders of 3Si Holdings, Inc. according to the percentages in ownership they have in 3Si stock as set forth in Exhibit A hereto. BLVT stock is being delivered in exchange for and to acquire all issued and outstanding shares of 3Si and all rights to any treasury stock, stock to be issued by stock option, if any separately, and all rights to unissued shares, if any.

1.2 The 3Si Shares

The 3Si shareholders agree to transfer to BLVT and BLVT agrees to acquire all issued and outstanding shares of 3Si stock in consideration of the BLVT stock described in Section 1.1. In exchange for the acquisition of all issued and outstanding shares of 3Si, BLVT does hereby exchange and agree to transfer to the individuals set forth in Exhibit A the common shares of BLVT referenced above, subject to a restrictive legend in the form annexed hereto as Exhibit B. Simultaneously herewith, the individuals set forth in Exhibit A have endorsed all their shares of 3Si, such shares being 100% of all issued and outstanding shares, in favor of BLVT.

1.3 Tax Free Exchange

It is the parties’ intention that the exchange of shares under this Agreement, pursuant to Sections 1.1 and 1.2, are intended to be a tax free, stock for stock exchange within the meaning of Internal Revenue Code Sections including, but not limited to, Section 368. Therefore, the parties agree that on their corporate and individual tax returns, they shall truthfully and completely characterize this transaction as an exchange and will cooperate and will file the individual or joint filing of all exchange disclosure forms, documents, instruments or other papers necessary to qualify and obtain tax free exchange treatment of the exchange shares.

1.4 Further Documentation

The parties agree that the final structure and form of the transfers called for herein may be modified or altered as necessary to maximize the financial and tax treatment of the transactions for the parties, provided the consideration to be given by each party shall not be changed. The parties agree to execute any and all additional documents or instruments prior to or after the Closing necessary to effectuate the intents, purposes and transactions called for in the Agreement.

2. BLVT WARRANTIES

BLVT represents, as of the date hereof, that:

2.1 Organization

BLVT is duly organized under the laws of the State of Florida and is a validly existing corporation and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. BLVT is duly qualified to do business in each jurisdiction where it is required to be qualified in connection with its properties, businesses and operations. BLVT possesses all rights, licenses, permits and authorizations governmental or otherwise, necessary to entitle it to own or hold real, personal or intangible property and to transact the business in which it is now engaged.

2.2 Proceedings

BLVT has taken all steps necessary to authorize the execution, delivery and performance of this Agreement, all exhibits, and all related documents or instruments. This Agreement and all related documents or instruments have been duly executed and delivered by or on behalf of BLVT and constitute legal, valid and binding obligations of BLVT enforceable against it in accordance with their respective terms.

2.3 No Conflicts

The execution, delivery and performance of this Agreement and all related documents will not conflict with or result in a breach of any terms or provisions of or constitute default under it, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BLVT, nor result in any violation of any statute, order, article of incorporation, bylaw, voting trust, SEC ruling or oversight, rule or regulation, court, governmental, or administrative order or the requirements of any governmental agency or body having jurisdiction over BLVT. Further, no administrative tribunal, court, government body, regulatory agency, shareholder or other authorization or consent is required for the execution, delivery and performance of this Agreement by BLVT.

2.4 Litigation

There are no actions, suits or proceedings at law or in equity, before a governmental tribunal, administrative agency, government agency or otherwise that are now pending or threatened by any person or entity, against BLVT and to the best of BLVT’s knowledge, after diligent inquiry, there is no basis for any action, suit or proceeding that might affect BLVT, or its properties.

2.5 Agreements

BLVT is not a party to any agreement or instrument subject to any restriction which is violated by entering into this Agreement or any restriction of any kind or nature that might materially and adversely affect BLVT’s business, properties, assets, operations or conditions, financial or otherwise. BLVT is not in default in any material respect in the performance, observation or fulfillment of any obligation, covenant, condition, representation (whether written or oral), of any contract or agreement made in favor of any other party, whether in writing or otherwise.

2.6 Compliance

BLVT is not in default or violation of any order, writ, injunction, decree or demand of any governmental authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of BLVT. There has not been committed by BLVT any act or omission affording the federal government or any state or local government the right of forfeiture as against BLVT or any part thereof or any monies paid in performance of BLVT’s obligation under this Agreement. BLVT hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

2.7 Not a Foreign Person

BLVT is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

2.8 Assessments

There are no pending tax, special assessment, state or federal intangibles, tax or excise tax or any other public or private assessment of any kind or nature against BLVT.

2.9 Illegal Activity

BLVT has not engaged in any illegal activity, violated any law or rule governing the registration, solicitation or sale of securities, nor issued any warrant, option, stock certificate, debenture or any other security in violation of applicable law. Further, no proceeds received by BLVT from any source have been misappropriated or used for any illegal activity.

2.10 Survival of Representations

BLVT agrees that all representations and warranties set forth in this Section 2 or elsewhere in this Agreement, in any exhibit or in any other document executed in connection with this Agreement shall survive the Closing and the full term of this Agreement for a period of one (1) year. All representation, warranties, covenants and agreements made by either party hereto shall be deemed to have been relied upon by either party notwithstanding any investigation heretofore or hereafter made by either party.

3. 3Si SHAREHOLDER WARRANTIES

The Shareholders of 3Si, as of the date of this Agreement, warrant and represent that:

3.1 Organization

3Si is a validly existing corporation and is in good standing under the laws of the State of Florida, with requisite power and authority to own its properties and to transact the business in which it is now engaged. 3Si is duly qualified to do business in each jurisdiction where it is required to be qualified in connection with its properties, businesses and operations. 3Si possesses all rights, licenses, permits and authorizations governmental or otherwise, necessary to entitle it to own or hold real, personal or intangible property and to transact the business in which it is now engaged.

3.2 Proceedings

The 3Si Shareholders have taken all steps necessary to authorize the execution, delivery and performance of this Agreement by them.

3.3 No Conflicts

The execution, delivery and performance of this Agreement and all related documents will not conflict with or result in a breach of any terms or provisions of or constitute a default under 3Si’s articles of incorporation or bylaws, or under any agreement by which it is bound, or result in the creation of imposition of any lien, charge or encumbrance upon any of the property or assets of 3Si, nor result in any violation of any statute, order, article of incorporation, bylaw, voting trust, SEC ruling or oversight, rule or regulation, court, governmental, or administrative order or the requirements of any governmental agency or body having jurisdiction over 3Si.

3.4 Litigation

There are no actions, suits or proceedings at law or in equity, before a governmental tribunal, administrative agency, government agency or otherwise that are now pending or threatened by any person or entity, against the Shareholders, and to the best of the Shareholders’ knowledge, after diligent inquiry, there is no basis for any action, suit or proceeding that might affect them.

3.5 Agreements

The Shareholders are not a party to any agreement or instrument subject to any restriction which is violated by entering into this Agreement or any restriction of any kind or nature that might materially and adversely affect their ability to consummate this transaction or that will cause 3Si or its business, properties, assets, operations or conditions, financial or otherwise.

3.6 Title

The Shareholders hereby represent and warrant that they will own and transfer to BLVT their 3Si shares free and clear of all claims, liens, and encumbrances of any kind or nature and that the shares are not subject to any assessment or obligation for contribution.

The Shareholders also represent that 3Si holds good, marketable and indefeasible title and all rights to its assets. 3Si has not placed any liens or other encumbrances against its stock or assets nor has made any agreements with any other person or entity for the sale, use, or other disposition of 3Si’s assets.

3.7 Financial Information

All financial information provided to BLVT is correct and complete in all material respects, accurately represents the financial condition of 3Si as of the date of such reports and were prepared in accordance with GAAP throughout the periods covered.

3.8 Full and Accurate Disclosure

Statements of fact, including the recitals made by the Shareholders, are true and correct and no material fact has been omitted that would make the statement or representations made herein false or misleading.

3.9 Compliance

3Si is not in default or violation of any order, writ, injunction, decree or demand or any governmental authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of 3Si.

3.10 Not a Foreign Person

3Si is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.11 Assessments

There are no pending tax, special assessment, state or federal intangibles, tax or excise tax or any other public or private assessment of any kind or nature against 3Si or its property.

3.12 Illegal Activity

3Si has not engaged in any illegal activity, violated any law or rule governing the registration, solicitation or sale of securities, nor has issued any warrant, option, stock certificate, debenture or any other security in violation of applicable law. Further, no proceeds received by the Shareholders or 3Si from any source have been misappropriated or used for any illegal activity. 3Si has not engaged in any illegal activities, or violated any law or rule.

3.13 Warranties Constitute Continuing Covenants

All the warranties made by the Shareholders hereunder shall constitute continuing covenants that will be maintained affirmatively at all times during the terms of this Agreement.

3.14 Survival of Representations

All representations and warranties set forth in this Section 3 or elsewhere in this Agreement, in any exhibit or in any other document executed in connection with this Agreement shall survive the Closing and the full term of this Agreement for a period of one (1) year. All representations, warranties, covenants and agreements made by either party hereto shall be deemed to have been relied upon by either party notwithstanding any investigation heretofore or hereafter made by either party.

4. PUBLIC DISCLOSURE OF TRANSACTIONS

4.1 This Agreement

The parties shall only disclose this Agreement and its specific terms and conditions to the extent required by applicable law, and the parties represent that they have only disclosed this Agreement and its contents to their attorneys, accountants, and consultants as necessary to conclude this transaction.

4.2 Future Agreements

Future agreements between the parties shall only be disclosed as necessary under applicable law.

5. NATURE OF THE RELATIONSHIP

5.1 Contractual Relationship

The parties acknowledge that their only relationship is a contractual relationship and that the parties do not owe any fiduciary or other duty to one another except for the duties imposed by this Agreement.

5.2 No Agency, Joint Venture or other Relationship

The parties acknowledge that they will not hold themselves out as an agent, partner or co-venturer of the other and that this Agreement is not intended and does not create an agency, partnership, joint venture or any other type of relationship except the contract relationships established hereby.

5.3 No Undisclosed Dealings

The parties acknowledge that they have not been induced to execute this Agreement by promises of compensation, in cash or kind, from the other and that there are no side agreements, side dealings or undisclosed dealings between the parties affecting or relating to this Agreement except as contained herein.

6. DEFAULTS AND REMEDIES

The parties agree that the breach of any warranties, terms or conditions hereof may be enforced by the other in accordance with applicable law and the remedies provided herein. However, the parties agree that no claim may be brought on any warranty or representation or other breach hereunder if not brought within twelve (12) months from the date hereof.

7. DISPUTE RESOLUTION

7.1 Arbitration

The parties have selected as their sole means for resolving matters of interpretation, construction of this Agreement or the existence of a default or damages or remedies hereunder by binding arbitration pursuant to the rules of the American Arbitration Association.

7.2 Arbitration Notice

In the event a party determines that there is a valid dispute, matter for interpretation, issue of construction, default or such other similar need for third party intervention and determination of the parties’ rights under this Agreement, the parties seeking such determination shall give an arbitration notice stating that it intends to initiate an arbitration proceeding in thirty days if the matters set forth with specificity in the arbitration notice are not resolved in thirty days. This shall not prevent either party from, within the thirty days, sending out appropriate default or termination notices or such other notices as may be appropriate under this Agreement.

7.3 Location of Arbitration

The arbitration under this Agreement shall be held in Tampa, Florida

7.4 Makeup of Panel

The arbitration panel shall consist of a professional commercial arbitrator, a CPA and an attorney.

7.5 Binding Decision

The arbitration intended by this Agreement is binding arbitration and may be confirmed by a court of competent jurisdiction but does not require any further judicial action and shall be deemed non-appealable.

7.6 Injunction

The requirement of binding arbitration shall not preclude either party’s ability to obtain temporary injunctive relief in a court of competent jurisdiction to protect or preserve rights hereunder and such injunctive relief shall be considered ancillary to the arbitration proceedings.

8. MISCELLANEOUS

8.1 Waivers

No waiver of any default shall be implied from any delay or omission by the parties to take action on account of such default, and no express waiver shall affect any default other than the default specified in the waiver and it shall be operative only for the time and to the extent therein stated.

8.2 Benefit

This Agreement is made and entered into for the sole protection and benefit of BLVT and the Shareholders, their successors and assigns, and no other person or persons have any right to action hereon or rights as a third party beneficiary as a result of the execution of this Agreement.

8.3 Assignment

The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto.

8.4 Amendments

This Agreement shall not be amended except by a written instrument signed by all parties hereto.

8.5 Terms

Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Agreement is the product of intensive negotiations between the parties, and as such the identity of the drafter shall not be relevant in the construction of this Agreement.

8.6 Governing Law and Jurisdiction

This Agreement and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. The parties hereby submit to the jurisdiction of the state and federal courts located in Hillsborough County, Florida.

8.7 Savings Clause

Invalidation of any one or more of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

8.8 Execution in Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

8.9 Captions

The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

8.10 Time is of the Essence

Time is of the essence as to this Agreement.

8.11 Entire Understanding

This Agreement constitutes the entire understanding between the parties, and all prior or contemporaneous oral agreements, understandings, representations and statements are merged into this Agreement.

8.12 Notices

Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by certified mail or by reputable overnight courier service, e.g. Federal Express, which shall be addressed as follows:

John Stanton 19337 US HWY 19 N, Ste 525 Clearwater FL 33764

Stephen L. and Evelyn R. Gurba 19337 US HWY 19 N, Ste 525 Clearwater FL 33764

BLVT 19337 US HWY 19 N, Ste 525 Clearwater FL 33764

8.13 Survival

The representations and warranties and provisions of this Agreement shall survive the Closing hereunder.

8.14 Attorneys’ Fees

In the event that any party is required to engage the services of legal counsel to enforce it rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys’ fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial, or appeal, and incident to any bankruptcy proceeding.

8.15 WAIVER OF JURY TRIAL

BY ACCEPTANCE HEREOF, THE PARTIES AGREE THAT NONE OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDINGS, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY INSTRUMENT EVIDENCING OR RELATING TO THIS AGREEMENT. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

8.16 Closing

The Closing shall take place on or before January 1, 2009 at 2:00 pm at the BLVT offices at 19337 US HWY 19 North, Suite 525, Clearwater, Florida, 33764. All funds, documents and exhibits called for herein shall be delivered at or prior to Closing.

IN WITNESS WHEREOF, BLVT and the Shareholders have executed this Acquisition and Exchange Agreement as of the above written date.

3Si Majority Shareholders	Bulova Technologies Group, Inc.

/s/ Stephen L. Gurba	/s/ John Stanton
Stephen L. Gurba, Shareholder	By: John Stanton, Chairman

/s/ Evelyn R. Gurba
Evelyn R. Gurba, Shareholder

/s/ John Stanton
John Stanton, Shareholder

EXHIBIT A

%
John Stanton	60%
Stephen L and Evelyn Gurba	40%
100.00%

EXHIBIT B

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required.